CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-264660 on Form S-6 of our report dated June 13, 2022, relating to the financial statements of FT 10118, comprising International Capital Strength Portfolio, Series 55 and SMid Capital Strength Portfolio, Series 55, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 13, 2022